EXHIBIT 10.1

Execution Version

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT, dated as of September 16, 2024 (the “Agreement”), by and among Horizon Space Acquisition I Corp., a Cayman Islands exempted company (the “Company”), Squirrel Enlivened Technology Co., Ltd., a Cayman Islands exempted company limited by shares (“Squirrel HoldCo”), Squirrel Enlivened International Co., Ltd., a Cayman Islands exempted company limited by shares (“Squirrel Cayman,” or, upon and following the Reorganization, “Parent”), Horizon Space Acquisition I Sponsor Corp., a Cayman Islands exempted company limited by shares (the “Sponsor”). Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below), and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 12.8 of the Business Combination Agreement.

WITNESSETH:

WHEREAS, the Company, Squirrel HoldCo, Squirrel Cayman, and Squirrel Enlivened Overseas Co., Ltd., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Squirrel Cayman (“Merger Sub”) are concurrently herewith entering into a business combination agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”) pursuant to which (i) Squirrel Cayman shall merge with and into Squirrel HoldCo (the “Reorganization”), in which Squirrel Cayman will be the surviving entity, and (ii) promptly after the Reorganization, Merger Sub shall merge with and into the Company, with the Company continuing as the surviving company (the “Merger,” collectively with the Reorganization and other transactions contemplated herein, the “Business Combination”), as a result of which, among others, (i) all of the issued and outstanding securities of Squirrel HoldCo immediately prior to the Reorganization Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of Parent, and (ii) all of the issued and outstanding securities of Company immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of Parent, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable Laws;

WHEREAS, pursuant to and as consideration for the Merger, the holders of Company Shares, Company Warrants, Company Rights and Company Units will receive Parent Ordinary Shares or Parent Warrants, as applicable, in accordance with the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, the Sponsor is, as of the date of this Agreement, the sole legal owner of such number of Company Shares (collectively, the “Shares”) set forth opposite the Sponsor’s name on Schedule A hereto;

WHEREAS, the Sponsor and the Company and some other parties have entered into a letter agreement dated December 21, 2022 (the “Insider Letter Agreement”), pursuant to which the Sponsor has agreed to vote all Shares now or thereafter acquired by it in favor of a business combination of the Company; and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, the Company, Squirrel HoldCo and Squirrel Cayman have requested that the Sponsor enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Business Combination Agreement.

ARTICLE II

AGREEMENT TO CONSENT AND VOTE

2.1 Agreement to Vote. Prior to the Termination Date (as defined in Article V below) and subject to Section 3.3, the Sponsor irrevocably and unconditionally agrees that it shall, at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, (i) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and (ii) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Shares, (a) in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement and considered and voted upon at any such meeting, (c) in favor of other proposal seeking the Company Shareholder Approval (or, if there are insufficient votes in favor of any of  the foregoing (a), (b) and (c), in favor of the adjournment of such meeting to a later date), (d) against the approval of any merger, scheme of arrangement, consolidation, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, or any public offering of any shares of the Company, or, in case of a public offering only, a newly-formed holding company of the Company (other than in accordance with the Business Combination Agreement and the transactions contemplated thereby), against the approval of any purchase of all or substantially all of the assets of  or other business combination transaction (other than in accordance with the Business Combination Agreement and the transactions contemplated thereby), or against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement, the Reorganization or the Merger, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, or (3) result in any of the conditions set forth in Article VIII of the Business Combination Agreement applicable to the Company not being fulfilled, and (f) except the potential amendment to extend the period that the Company is allowed to complete its business combination, against any amendment of the organizational documents of the Company or any change in Company’s capitalization, corporate structure or business other than as expressly contemplated by the Business Combination Agreement.

2.2 Redemption Rights. The Sponsor irrevocably and unconditionally agrees that it will not exercise any right to redeem all or a portion of its Shares (in connection with the transactions contemplated by this Agreement or the Business Combination Agreement or otherwise) as set forth in the organizational documents of the Company and the Insider Letter Agreement.

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2.3 Transfer of Shares. Prior to the Termination Date, the Sponsor irrevocably agrees that, without the prior written approval of the Squirrel HoldCo, it shall not, directly or indirectly, (a) sell, offer to sell, contract to agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise assign, transfer (including by operation of law), allow the creation of a lien, pledge, distribute, dispose of or otherwise encumber any of the Shares, either voluntarily or involuntarily (collectively, “Transfer”), or otherwise agree or offer to do any of the foregoing, (b) take any action that would have the effect of preventing or disabling Sponsor from performing its obligations hereunder or (c) publicly announce any intention to effect any transaction specified in this Section 2.3; provided, that, Transfers by the Sponsor are permitted to an Affiliate or to a direct or indirect owner of equity or other interest in the Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Squirrel HoldCo, Squirrel Cayman and the Company, to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 2.3 shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 2.3 with respect to the Shares shall be null and void. For the avoidance of doubt, this Section 2.3 shall not be construed to prohibit or limit the Sponsor’s authority to admit any new member and to sell or dispose such equity or other interest in the Sponsor to such new member prior to the Termination Date, to the extent that such admission of new member or sale or disposal of the equity or other interest in the Sponsor would not result in violation of this Section 2.3.

ARTICLE III

ADDITIONAL AGREEMENTS

3.1 Waiver of Appraisal Rights; Litigation. To the full extent permitted by Law, the Sponsor hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 238 of the Cayman Islands Companies Act (2021 Revision)), any dissenters’ rights and any similar rights relating to the Merger that the Sponsor may directly or indirectly have by virtue of the ownership of any Shares. The Sponsor further agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, or Squirrel HoldCo, Squirrel Cayman or the Merger Sub, or any of their respective affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Business Combination Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing; provided that the foregoing shall not apply to any claim based on fraud or any breach committed prior to the termination of the Business Combination Agreement.

3.2 Lock-up Agreement. The Sponsor has agreed to enter into the Lock-up Agreement with the Parent  immediately prior to the Merger Effective Time.

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3.3 Additional Shareholder Consent Required. The Sponsor hereby acknowledges that it has read the Business Combination Agreement and this Agreement. If the Business Combination Agreement is amended prior to the Closing in a manner that both (i) requires the consent of the Sponsor under applicable Law or the Company’s Governing Documents and (ii) materially and adversely affects the Sponsor, then, notwithstanding anything to the contrary in this Agreement, the Sponsor may withhold its consent or approval to such amendment or any transaction matters in its sole and absolute discretion.

3.4 Fiduciary Duties. The Sponsor is entering into this Agreement solely in its capacity as the record or beneficial owner of the Shares. The taking of any actions (or failures to act) by the Sponsor’s designees serving as a director of the Company shall not be deemed to constitute a breach of this Agreement.

3.5 No Modification to Existing Contracts. The Sponsor shall comply with, and fully perform all of its obligations, covenants and agreements set forth in the Insider Letter Agreement.

3.6 Further Assurances. The Sponsor shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to consummate the transactions contemplated by this Agreement, on the terms and subject to the conditions set forth herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties. The Sponsor hereby represents and warrants to the Company, Squirrel HoldCo, and Squirrel Cayman as follows:

(a) Ownership. The Sponsor has, with respect to the Shares, and at all times during the term of this Agreement will continue to have, beneficial ownership of, good and valid title to and full and exclusive power to deliver written consents, vote, issue instructions with respect to the matters set forth in Article II, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Shares constitute all of the Company Shares owned of record or beneficially by the Sponsor as of the date hereof. Other than set forth in Schedule 4.1(a), there are no agreements or arrangements of any kind, contingent or otherwise, to which the Sponsor is a party presently obligating the Sponsor to Transfer or cause to be Transferred to any person any of the Shares, and no person presently has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

(b) Organization; Authority. The Sponsor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) has all requisite limited liability company power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted. The Sponsor is not in violation of any of the provisions of the Sponsor’s certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable. The Sponsor has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by the Company, Squirrel HoldCo and Squirrel Cayman) constitutes a valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, and no other action is necessary to authorize the execution and delivery by the Sponsor or the performance of the Sponsor’s obligations hereunder.

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(c) No Violation. The execution, delivery and performance by the Sponsor of this Agreement will not (i) violate any provision of any statutory law; (ii) violate any order, judgment or decree applicable to the Sponsor or any of its affiliates; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which the Sponsor or any of its affiliates is a party or any term or condition of its certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Sponsor’s ability to satisfy its obligations hereunder.

(d) Consents and Approvals. The execution and delivery by the Sponsor of this Agreement does not, and the performance of the Sponsor’s obligations hereunder will not, require the Sponsor or any of its affiliates to obtain any consent, waiver, approval, authorization or permit of, or to make any filing with or notification to, any person or governmental Authority, except such filings and authorizations as may be required under the Exchange Act and under the Sponsor’s organizational documents.

ARTICLE V

MISCELLANEOUS

5.1 Disclosure. The Sponsor hereby authorizes Squirrel HoldCo, Squirrel Cayman and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Registration Statement the Sponsor’s identity and ownership of the Shares and the nature of the Sponsor’s obligations under this Agreement.

5.2 Termination. This Agreement shall terminate at the earlier of (a) the date the Business Combination Agreement is terminated in accordance with its terms and (b) the date on which the Merger is consummated (the “Termination Date”).

5.3 Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

5.4 Extension; Waiver. At any time prior to the Merger Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

5.5 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

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5.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Sponsor, to:

Horizon Space Acquisition I Sponsor Corp.

1412 Broadway

21st Floor, Suite 21V

New York, NY 10018

Attn: Mingyu Li

Email: mcli@horizonspace.cc

and

if to the Company,

Horizon Space Acquisition I Corp.1412 Broadway

21st Floor, Suite 21V

New York, NY 10018

Attn: Mingyu Li

Email: mcli@horizonspace.cc

With a copy (which shall not constitute notice) to:

Robinson & Cole LLP

666 Third Avenue, 20th Floor

New York, New York 10017

Attn: Arila E. Zhou, Esq.

Email: azhou@rc.com

if to Squirrel HoldCo or Squirrel Cayman,

Squirrel Enlivened International Co., Ltd.

Shenzhen Squirrel Enlivened Media Group Co. Ltd

Flat A, 34th Floor, Best Building

No. 2, Taining Road, Dongle Community Donghu Street, Luohu District

Attention: Wenbo Huang

Email: huangwenbo@songshucm.com

with a copy to (which will not constitute notice):

Sidley Austin LLP

39/F, Two Int’l Finance Centre

Central, Hong Kong

+852 2509 7693

Attn: David Kalani Lee

Email: david.lee@sidley.com

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5.7 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” means the actual knowledge of such entity or any officer of such entity, if applicable, after due inquiry. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, the Cayman Islands, or the People’s Republic of China are authorized by Law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental Authority or other entity of any kind or nature, and (c) an “affiliate” of a specified person is any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or affiliate of the Sponsor; provided, further, that, for the avoidance of doubt, any general partner of the Sponsor shall be deemed an affiliate the Sponsor; and provided, further, that an affiliate of the Sponsor shall include any investment fund, vehicle or holding company of which an affiliate serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an affiliate of the Sponsor shall not include any portfolio company or other investment of the Sponsor or any affiliate of the Sponsor.

5.8 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.9 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

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5.11 Governing Law; Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Legal Proceeding (a) arising under this Agreement or the transactions contemplated hereby or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Legal Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Legal Proceeding (i) arising under this Agreement or the transactions contemplated hereby or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or the transactions contemplated hereby or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 5.11 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Legal Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Legal Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Legal Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 5.6 shall be effective service of process for any such Legal Proceeding.

5.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

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5.14 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

5.15 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

Company	Horizon Space Acquisition I Corp.

	By:	/s/ Mingyu Li
Name: Mingyu Li
Title: Director, Chairman and Chief Executive Officer

[Signature Page to the Sponsor Support Agreement]

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Sponsor	Horizon Space Acquisition I Sponsor Corp.

	By:	/s/ Mingyu Li
Name: Mingyu Li
Title: Sole Director

[Signature Page to the Sponsor Support Agreement]

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Squirrel HoldCo	Squirrel Enlivened Technology Co., Ltd.

	By:	/s/ Angxiong Zhao
Name: Angxiong Zhao
Title: Director

[Signature Page to the Sponsor Support Agreement]

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Squirrel Cayman	Squirrel Enlivened International Co., Ltd.

	By:	/s/ Angxiong Zhao
Name: Angxiong Zhao
Title: Director

[Signature Page to the Sponsor Support Agreement]

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